UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2009
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 31, 2009, the Partnership entered into Amendment No. 3 (the “Omnibus Agreement Amendment”) to the Omnibus Agreement (the “Omnibus Agreement”) dated May 14, 2008 among the Partnership, the General Partner, and Anadarko, as amended by Amendment No. 1 thereto dated December 19, 2008 and Amendment No. 2 thereto dated July 22, 2009. The Omnibus Agreement Amendment (i) increases the limit on the amount of general and administrative expenses under Section 3.1 of the Omnibus Agreement required to be reimbursed to Anadarko by the General Partner, the Partnership and certain of the Partnership’s subsidiaries from $6.9 million to $7.25 million; and (ii) extends the time period during which such expense limitation is effective from December 31, 2009 to December 31, 2010. The terms of the Omnibus Agreement Amendment were unanimously approved by the Board of Directors of the Partnership’s General Partner and by the Board’s special committee.
     The foregoing description is incomplete and is qualified in its entirety by reference to the full text of the Omnibus Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Amendment No. 3 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of December 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP By: Western Gas Holdings, LLC, its general partner
Dated: January 7, 2010	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1	Amendment No. 3 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of December 31, 2009.